As filed with the Securities and Exchange Commission on March 25, 2024

Registration No. 333-258330

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BIT DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	98-1606989
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

33 Irving Place, New York, New York 10003

(Address of Principal Executive Offices) (Zip Code)

Elliot H. Lutzker, Esq.

Davidoff Hutcher & Citron LLP

605 3rd Avenue, 34th Floor

New York, New York 10158

(Name and address of agent for service)

(212) 557-7200

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” a “smaller reporting company” or an “emerging growth company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DE-REGISTRATION OF SECURITIES

This Post Effective Amendment to the Registration Statement on Form F-3 (Registration No. 333-258330) is being filed by Bit Digital, Inc. (the “Company”) to de-register 89,187 Ordinary Shares.

This Post Effective Amendment omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”). Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Company’s Ordinary Shares. Statements contained herein concerning the provisions of any documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

We prepared this Post-Effective Amendment to the Registration Statement in accordance with the requirements of Form F-3 under the Securities Act. We are de-registering 89,187 Ordinary Shares pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 as amended and has duly caused this Post Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on March 25, 2024.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Samir Tabar	Chief Executive Officer	March 25, 2024
Samir Tabar	(Principal Executive Officer)

/s/ Erke Huang	Director and Chief Financial Officer	March 25, 2024
Erke Huang	(Principal Financial & Accounting Officer)

*/s/ Zhaohui Deng	Director	March 25, 2024
Zhaohui Deng

*/s/ Ichi Shih	Director	March 25, 2024
Ichi Shih

*/s/ Brock Pierce	Director	March 25, 2024
Brock Pierce

Director
Jiashu (Bill) Xiong

*/s/ Erke Huang	Attorney-In-Fact	March 25, 2024
Erke Huang

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Post-Effective Amendment to the Registration Statement on Form F-3 solely in the capacity of the duly authorized representative of Bit Digital, Inc. in the United States, on March 25, 2024.

Sincerely,

/s/ Samir Tabar
Samir Tabar, Chief Executive Officer

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